Exhibit 10.4

MASTER CONSULTING SERVICES AGREEMENT

This Master Consulting Services Agreement, including Exhibits A-D (the “Agreement”) is entered into as of June 10, 2019 (the “Effective Date”) by and between Scott A. Canute with an address of ___________ (“Consultant”) and Akebia Therapeutics, Inc. (“Akebia” or the “Company”), a Delaware corporation having an address at 245 First Street, Cambridge, MA 02142.  Consultant and Akebia are each referenced individually herein as a “Party” and together as the “Parties.”

Whereas, Akebia wishes to engage Consultant to provide certain consulting and other services to Akebia, and Consultant is willing to provide such services to Akebia, in each case on the terms and conditions set forth in this Agreement and all applicable Statements of Work as defined below.

Now, therefore, in consideration of the foregoing, and of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Consulting Services.
(a)

From time to time, Akebia may request that Consultant provide certain consulting and other services (the “Services”) described in one or more statements of work executed by both Parties and referencing this Agreement (“Statement of Work”) numbered sequentially.  However, neither Akebia nor Consultant is obligated to execute any Statement of Work.  Each such Statement of Work shall contain material terms for Services specifically requested by Akebia and agreed upon by Consultant, such as project objectives, fees, deliverables, specifications and other requirements, and the project schedule. In the event of any conflict between this Agreement and any Statement of Work, this Agreement shall prevail, except to the extent that the Statement of Work expressly specifies that a particular provision in the Statement of Work will supersede this Agreement. The initial Statement of Work is attached to this Agreement as Exhibit A.

(b)

Once executed, any changes in or additions to a Statement of Work, including but not limited to, changes to scope, fees, and timing, will be made only by a mutual written agreement in the form of a change order (“Change Order”).

(c)

Consultant will render the Services at such times and locations as reasonably requested by Akebia and will provide Akebia with written project or status reports as specified by Akebia. The Consultant will allow Akebia representatives to review and audit the content, quality, and results of these reports and the Services.  The Consultant will also provide Akebia with such writings, specifications, drawings, models, and the like, as are appropriate to the nature of the Services.

(d)

Consultant agrees to: (i) use reasonable efforts to make himself available to provide the Services during the Term of this Agreement as requested by Akebia; (ii) provide all Services within the time specified in the applicable Statement of Work, and (iii) perform the Services in accordance with the highest prevailing industry standards and practices for the performance of similar services.

(e)

Akebia and Consultant acknowledge that Consultant’s Services under the Agreement constitute “Employment” pursuant to the terms of Akebia’s 2014 Incentive Plan, as amended (the “Plan”) and equity award agreements thereunder (the “Equity Award Agreements”), and, as such, Consultant’s outstanding option and restricted stock unit awards, as applicable, shall (i) continue to vest and (ii) in the case of the options, remain exercisable, in the case of each of (i) and (ii), for the Term and pursuant to the terms of the Plan and the applicable Equity Award Agreements.

2.	Consulting Fees.
(a)

As full consideration for Services, Akebia will pay Consultant the amount set forth in each applicable Statement of Work in accordance with Section 2(c) through 2(e) below and the payment schedule set forth in each Statement of Work (“Compensation”).  Consultant will invoice Akebia for all amounts due in United States Dollars, unless otherwise indicated in a Statement of Work.

(b)

Subject to compliance with the attached Travel and Expense Reimbursement Policy attached hereto as Exhibit B, Akebia shall pay for Consultant’s documented reasonable, out-of-pocket expenses, including reasonable travel, lodging and meal expenses, relating directly to the provision of the Services as contemplated in the applicable Statement of Work. Akebia shall not pay for expenses for spouses or guests of Consultant.  If required by Akebia, travel and accommodations shall be booked through Akebia or Akebia’s travel vendor.  Individual expenses greater than $500 require Akebia’s prior written approval.

(c)

Payments to Consultant may be subject to U.S. tax withholding.  The withholding amount may be reduced or eliminated depending on provisions of an applicable Income Tax Treaty, and whether certain documents are provided to Akebia by the Consultant.   Therefore, as a condition to payment under this Agreement, the Consultant shall provide a U.S. taxpayer identification number (“TIN”) and complete the appropriate tax form designated by Akebia to confirm Consultant’s tax status (e.g., an IRS Form W-9 or W-8BEN).  If Consultant does not timely provide the TIN or an accurate completed tax form to Akebia, then Akebia will withhold income tax.  Irrespective of whether income tax withholding applies, Akebia may be required to file reports with tax authorities in connection with payments made to Consultant under this Agreement.

(d)

All invoices are due on or before the fifth (5th) business day of each month for Services rendered in the prior month or as otherwise specified in the applicable Statement of Work, providing such detail as Akebia reasonably requires.  Invoices are to be sent to Akebia Therapeutics, Inc., to the attention of Accounts Payable, 245 First Street, Cambridge, MA, 02142 or via email to apinvoices@akebia.com.  Akebia will pay undisputed invoices within forty-five (45) days of Akebia’s receipt of such invoice.

(e)

All invoices must refer to the purchase order number. A sample invoice is attached as Exhibit C to this Agreement. Consultant will retain complete and accurate financial records related to all expenses and Services performed for Akebia, including, but not limited to, records related to invoice calculations, and such records will be subject to audit by Akebia.

3.	Developments.
(a)

Akebia may use any results or products of the Services without further payment or obligation.  However, Akebia understands and agrees that in connection with Services contemplated by this Agreement Consultant may utilize and deliver materials, data, results, documents, information, ideas, improvements, inventions, tools, templates, knowledge, and techniques that were owned or licensed by Consultant prior to performing the Services (the “Consultant Pre-Existing IP”).  All Consultant Pre-Existing IP shall be and remain the exclusive property of Consultant, and no right, title or interest in any Consultant Pre-Existing IP is conveyed by this Agreement to Akebia other than the limited license granted below in Section 3(b).

(b)

Consultant hereby grants to Akebia, and Akebia hereby accepts, a fully paid-up, worldwide, perpetual, royalty-free, non-exclusive, non-sublicenseable, non-transferable license to use, execute, reproduce, translate, and modify any Consultant Pre-Existing IP delivered in connection with the Services for the limited purposes of Akebia’s use and enjoyment of the Services.

(c)

Subject to the provisions of Section 3(a) and 3(b) above, any inventions, improvements, or ideas made or conceived by the Consultant in connection with or during the performance of the Services shall be delivered to and be the property of Akebia.  The Consultant, without charge to Akebia (other than reasonable payment for time involved if this Agreement shall have terminated), shall execute, acknowledge, and deliver to Akebia all papers, including applications for patents, as are necessary for Akebia to publish or protect said inventions, improvements, and ideas by patent or otherwise in any and all countries, and to vest title to said patents, inventions, improvements, and ideas in Akebia or its nominees, their successors or assigns.  The Consultant will assist Akebia, as needed and at Akebia’s expense, in any Patent Office proceeding or litigation involving said inventions, improvements, or ideas.  The Consultant will keep contemporaneous written records of work done under this Agreement, and will submit such records to Akebia when requested or at the termination of this Agreement.  Consultant hereby assigns to the Akebia all inventions and any and all related patents, copyrights, trademarks, trade names, trade secrets and other industrial and intellectual property rights and applications therefore, in the United States and elsewhere, and appoints any officer of Akebia as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court, or authority.

(d)

Akebia shall retain ownership of all right, title, and interest in and to any of its materials, data, results, documents, information, ideas, improvements inventions, tools templates, knowledge, and techniques that are owned or licensed by Akebia and provided to Consultant in connection with the Services (“Akebia Pre-Existing IP”).  Akebia hereby grants to Consultant and Consultant hereby accepts, a fully paid-up, worldwide, royalty-free, non-exclusive, non-sublicenseable, non-transferable license to use execute, reproduce, translate, and modify any Akebia Pre-Existing IP to the extent necessary for Consultant to perform the Services.

(e)

Any copyrightable work created by Consultant in connection with and arising from the performance of the Services shall be considered a work made for hire within the meaning of the Copyright Act of 1976, whether published or not.  All rights in this work shall be the property of Akebia as author and owner of the copyright.

(f)

Consultant warrants that he has the right to make the assignments made by him hereunder, and further warrants that no intellectual property incorporated into any Services provided to Akebia will infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party.

4.	Confidentiality.

In order to carry out the Services, it may be necessary for Consultant to receive certain information proprietary or confidential to Akebia or to third parties to whom Akebia has confidentiality obligations.  The term “Confidential Information” includes, without limitation, any technical, scientific, trade, research, manufacturing, marketing, supplier or other information, financing plans, business plans, financial data, customer lists, projects, economic information, systems, plans, procedures, operations, techniques, patent applications, trade secrets, know-how, inventions, technical data or specifications, testing methods, research and development activities, marketing strategies, Personal Information (as defined in Section 22), or the terms of this Agreement that may be disclosed by or on behalf of Akebia to Consultant in connection with the Services, as well as materials and deliverables developed by Consultant in the performance of the Services, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic, or other form. Consultant agrees not to use to his own or any other person’s advantage or to disclose to any person or entity any Confidential Information.  Except with respect to Personal Information, the foregoing non-disclosure obligations shall not apply to information that: (i) is already in the possession of Consultant without obligation of confidentiality (as shown by written records not derived from Akebia), (ii) was in the public domain at the time it was disclosed to Consultant or subsequent to disclosure becomes part of the public domain through no fault of Consultant, (iii) becomes known to Consultant without restriction from a source other than Akebia without breach of this Agreement and otherwise not in violation of Akebia’s rights, or (iv) is disclosed pursuant to a requirement of a governmental body, provided, however, that Consultant shall provide prompt notice thereof to enable Akebia to seek a protective order or otherwise prevent such disclosure.  Information shall not be deemed to be in public domain simply because one or more component portions thereof are in the public domain.  Upon request of Akebia, the Consultant shall promptly return to Akebia or destroy all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of Consultant.

5.	Independent Contractor.

It is understood and agreed between the Parties that, during the period Consultant renders the Services hereunder, all of his activities shall be undertaken and performed as an independent contractor and not as an employee of Akebia for purposes of the activities performed under this Agreement.  Consultant, and his representatives, shall not in any way represent himself to be an employee, partner, joint venturer, agent, or officer of or with Akebia.  Consultant is not authorized to act or attempt to act, or represent himself, directly or by implication, as an agent of Akebia or in any manner assume or create or attempt to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, Akebia or to bind Akebia in any manner.  Consultant will be solely and unconditionally responsible for any and all federal, state, or local taxes, social security withholding, and other self-employment tax obligations with respect to payments made to Consultant under this Agreement.  Except as expressly provided for herein, by virtue of this Agreement or the consulting relationship contemplated herein, Consultant shall not be entitled to any Company-provided employee benefits, coverages, or privileges, including (without limitation) health and life insurance, pension plans, 401(k) plans, stock options, or bonus plans.

6.	Assignment and Subcontracting.

Consultant may not assign this Agreement or subcontract his obligations hereunder to another person or entity without the express written permission of Akebia.

7.	Term and Termination.
(a)

Term.  This Agreement shall commence as of the Effective Date and will expire on the later of: (i) one (1) year from the Effective Date, or (ii) the completion of all Services under all Statement(s) of Work executed by the parties prior to the first anniversary of the Effective Date (“Term”).  This Agreement may be extended by mutual written agreement of the parties or earlier terminated in accordance with Section 7(b).

(b)

Termination for Convenience.  Company shall have the right to terminate the Agreement at any time for any reason on ten (10) days’ prior written notice.  Consultant shall have the right to terminate the Agreement at any time for any reason on thirty (30) days’ prior written notice.

(c)

Effect of Termination.  Upon termination of this Agreement, neither Party shall have any further obligations under this Agreement, except that any liabilities accrued through the date of termination and Sections 3, 4, 5, 7(d), 8, 12, 15, 16, 17, 20, 21, 22 and Exhibit D shall survive termination or expiration of this Agreement.  Section 11 shall survive for 2 years following the termination or expiration of this Agreement.

(d)

Upon expiration or termination of this Agreement, Consultant will terminate all Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by Akebia, unless Akebia specifies in the notice of termination that Services in progress should be completed.  Consultant will deliver to Akebia any materials, developments and deliverables in its possession or control and all deliverables and developments made through expiration or termination.   Consultant will also return to Akebia or destroy all originals, copies, and summaries of documents, materials, and other tangible manifestations of Personal Information in the possession or control of Consultant.

8.	Use of Names/Publicity.

Consultant shall not use Akebia’s name or the name of its employees or consultants in any advertising, sales or promotional material and Consultant shall not originate any publicity, news release, or other public announcement, written or oral, whether to the public press or otherwise, relating to this Agreement or to performance of the Services hereunder without Akebia’s prior written consent.

9.	Conflicting Obligations.

Consultant represents that he is under no obligation to any third party that would prevent Consultant from carrying out his duties and obligations under this Agreement or which is inconsistent with the provisions contained herein, such as confidentiality obligations.  Consultant represents that he has no financial interest in the outcome of the Services and agrees to avoid having any such a financial interest during the term of this Agreement.

10.	Conflicts of Interest.

During the Term of this Agreement, Consultant will not, without Akebia’s prior written consent, directly or indirectly: (i) render any service to any person or entity that competes with the Business of the Company (“Competing Company”), provided, however, that Consultant may render services to a business unit or division of a Competing Company if such business unit or division does not compete with the Business of the Company; or (ii) alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity that directly or indirectly competes with any of the products being developed, marketed, distributed, planned, sold or otherwise provided by the Company at such time.  For the purposes of this Agreement, the “Business of the Company” means the research, development, licensing and/or commercialization of one or more products or product candidates (i) related to the treatment of anemia and related conditions and/or (ii) based on hypoxia-inducible factor (HIF) biology or hypoxia-inducible factor prolyl hydroxylase (HIF-PH) biology and/or (iii) related to the treatment of hyperphosphatemia and/or the control of serum phosphorus levels.

If Consultant is a faculty member, employee of, or affiliated with, a university or hospital, governmental agency, public authority, or any other similar employer that imposes restrictions on employees providing outside consulting services (“Institution”), Consultant represents and warrants that pursuant to Institution’s policies, Consultant is permitted to enter into this Agreement.  If Consultant’s Institution requires Consultant to disclose to it any proposed consulting agreements, Consultant has made such disclosure.  If Institution’s prior approval of this Agreement is required by Institution policies, Consultant has obtained such approval, and if required pursuant to the policies of the Institution, such approval is evidenced by the Institution’s signature to this Agreement.  Further, in performing the Services, Consultant agrees not to utilize Institution facilities, space, materials, resources, or intellectual property.

11.	Transparency.

Whenever the Consultant writes or speaks in public about a matter that relates to the Services or Akebia product(s), or serves on a committee or governing board that assists in developing clinical practice guidelines, makes decisions about reimbursement for Akebia product(s) (e.g., a formulary committee), Consultant shall: (i) disclose to said committee the existence and nature of his relationship with Akebia, and (ii) Consultant shall follow the procedures set forth by the committee of which he is a member, which may include recusing oneself from decisions relating to the products for which he has provided services to Akebia.

12.	Non-Referral.

The Parties agree that Consultant is under no obligation to solicit, refer, or solicit referrals of patients for any Akebia business.  Consultant is not required to use Akebia’s products and will not receive any benefit of any kind for making any referrals nor suffer any detriment for not making such referrals.  The Parties further agree that no amount paid hereunder is intended to be, nor shall be construed as, an inducement or payment for referral of, or recommending referral of, patients for any Akebia business by Consultant to Akebia (or its affiliates) or by Akebia (or its affiliates) to Consultant.  In addition, the fees paid hereunder, including, but not limited to the Compensation, do not include any discount, rebate, kickback, or other reduction in charge.  The sole purpose of the Compensation paid to Consultant hereunder is to pay fair market value for the Services provided by Consultant to Akebia hereunder, and to reimburse legitimate out-of-pocket expenses. The Parties represent and warrant that the Compensation was determined by the Parties through good faith and arms’ length bargaining, constitutes fair market value for the Services, and has not been determined in a manner that takes into account the volume or value of any business between the Parties.

13.	Representations and Warranties of Consultant.

Consultant represents and warrants as follows:

a)

Consultant has not been or is under consideration to be, excluded, suspended, or debarred from, or otherwise declared ineligible to participate in, federal or state healthcare programs, procurement or non-procurement programs, any governmental program in any jurisdiction, or any other activities or programs related to the Services contemplated by this Agreement. Further, if Akebia consents to Consultant’s employment or engagement of any other person or entity to perform any Services under this Agreement, Consultant represents that he has no knowledge of such person or entity having been suspended, debarred or excluded.  Consultant will notify Akebia immediately in writing upon receipt of notice of any such debarment or any threatened or scheduled debarment proceedings involving Consultant or any of his employees or contractors.

b)	Consultant is the individual he represents himself/herself to be and that Consultant will independently comply with IRCA’s (as defined below) requirements.

14.	Compliance with Laws and Industry Standards.

Consultant shall perform the Services with requisite care, skill and diligence, and in compliance with all applicable federal and state laws and regulations and industry codes and standards, including but not limited to: (i) the Foreign Corrupt Practices Act of 1977, and the UK Bribery Act, the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and other local anti-corruption and anti-bribery laws, (ii) federal and state anti-kickback laws and regulations and laws governing payments to and relationships with healthcare professionals, including 42 U.S.C. §1320a-7b(b); (iii) federal Food and Drug Administration laws, regulations and guidance, including the federal Food, Drug, and Cosmetic Act and the Prescription Drug Marketing Act, (iv) federal and state securities laws, meaning that Consultant acknowledges that Akebia is a publicly traded company and by virtue of his work for Akebia, Consultant may qualify as an “insider” or have access to information that is material and not public, such that federal and state securities laws that prohibit the purchase, sale, or pledge of Akebia stock while in possession of any material, non-public information, may apply to Consultant; (v) applicable Good Laboratory Practices (“GLP”), Good Clinical Practices (“GCP”) and/or Good Manufacturing Practices (“GMP”); and (vi) European Union (“EU”) Data Protection Laws, U.S. federal and state privacy and data protection laws, including, but not limited to, the federal Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act, and Chapter 93H of the Massachusetts General Laws, and their implementing regulations (the “Privacy Laws”). In addition, Consultant will comply with (i) all Akebia policies and procedures that have been communicated to Consultant in writing; and (ii) as applicable, the Immigration Reform and Control Act of 1986 (“IRCA”) to ensure Consultant is authorized to perform the necessary work in the U.S.

15.	Indemnification.
(a)

Indemnification by Consultant:  Consultant will indemnify, defend and hold harmless Akebia, its affiliates, and its and their respective officers, directors, employees and agents against any third party claims and any fines or penalties imposed under applicable law or regulation, including reasonable attorneys’ fees for defending those claims or the imposition of such fines or penalties, to the extent such claims, fines, or penalties arise out of or relate to Consultant’s performance of the Services;   Consultant’s negligence, willful misconduct or breach of this Agreement; Consultant’s violation of applicable law or regulation; or Consultant’s infringement of any patent, copyright, trademark, trade secret or other proprietary right of any third party.

(b)

Indemnification by Akebia:  Akebia will indemnify, defend, and hold harmless Consultant against any third party claims and any fines or penalties imposed under applicable law or regulation, including reasonable attorneys’ fees for defending those claims or the imposition of such fines or penalties, to the extent such claims, fines, or penalties arise out of or relate to the use of the Services or deliverables by Akebia; Akebia’s negligence, willful misconduct or breach of this Agreement; or Akebia’s violation of applicable law or regulation.

(c)

Each Party must notify the other Party within thirty (30) days after receipt of any claims made or any fines or penalties for which the other party might be liable under this section.  The indemnifying party will have the sole right to defend, negotiate, and settle such claims or penalty proceedings.  The indemnified party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying party will have final decision-making authority regarding all aspects of the defense of the claim/proceeding.  The indemnified party will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party.  Neither Party will be responsible or bound by any settlement of any claim or suit or penalty proceeding made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent.

16.	Notices.

Any notice required or permitted under this Agreement shall be in writing delivered by express mail or express delivery service and shall be addressed to the Party at the address indicated below or at such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.  All notices to Akebia shall be marked:  Attention: Legal Department.  Notices to Consultant shall be sent to the most recent address of record for Consultant.

17.	Governing Law/Disputes.

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict or choice of law provisions thereof.  Consultant acknowledges that, because Akebia is headquartered in Massachusetts, and he will have regular interaction with Company representatives based in Massachusetts, any dispute concerning this Agreement shall be heard by a court of competent jurisdiction within Massachusetts. Consultant acknowledges that he is subject to the personal jurisdiction of the Massachusetts courts in any county where Akebia has operations or facilities.

18.	Survivability.

If any part of this Agreement shall be held unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect and the unenforceable provision shall be construed by the court in such a manner as to be held enforceable while giving maximum effect to the intended meaning.

19.	Entire Agreement.

This Agreement represents the entire and integrated agreement between Akebia and Consultant with respect to the subject matter hereof and supersedes and terminates all prior negotiations, representations, or agreements, either written or oral.  This Agreement may be amended only by written instrument signed by both Parties.

20.	Public Disclosure.

By signing this Agreement, Consultant acknowledges that Akebia or Akebia’s collaboration partners may publicly disclose information concerning the relationship between Akebia and Consultant, including, but not limited to, Consultant’s name and the

Compensation, travel, lodging and meals costs, and other transfers of value provided to Consultant by Akebia, in order to enable Akebia or its collaboration partners to fully comply with any public or other reporting requirements imposed by applicable laws, regulations and industry codes, and that such information may be publicly posted on a governmental or Akebia website.

21.	Waiver.

No waiver of any term, provision, or condition of this Agreement in any one or more instances will be deemed to be or construed as a further or continuing waiver of any other term, provision, or condition of this Agreement.  Any such waiver must be evidenced by an instrument in writing executed by Consultant and, in the case of Akebia, by a duly authorized signatory.

22.	Data Security.

Consultant will maintain (and, as applicable, cause any subcontractors permitted in accordance with Section 6 to maintain) data security procedures and other safeguards that are  compliant with applicable Privacy Laws and consistent with industry standards, against the accidental, unlawful or unauthorized access to or acquisition, use, disclosure, destruction, loss, or alteration of Akebia’s Confidential Information (a “Data Breach”).  In the event that Consultant, in the course of providing Services to Akebia, receives, creates, stores, maintains, processes or otherwise has access to “Personal Information” (meaning any information relating to an identified or identifiable natural person that is protected by applicable Privacy Laws, including, but not limited to, an individual’s name and social security number, driver’s license number or financial number, health information, and personal data, as further defined in such Privacy Laws), then Consultant shall implement and maintain appropriate technical and organizational measures, reflected in written security policies, to protect such Personal Information against a Data Breach and otherwise safeguard this information in accordance with these laws, and to the extent that Consultant experiences, becomes aware of, or suspects a Data Breach with respect to Personal Information in connection with this Agreement or any Statement of Work or amendment hereto, Consultant shall: (i) notify Akebia in writing without undue delay, and in any event, within twenty-four (24) hours of becoming aware of such Data Breach (such notification to include, at minimum, a description of the nature of the Data Breach including the categories of Personal Information and approximate number of individuals affected and records concerned; the likely consequences of the Data Breach; and any measures taken or proposed by Consultant to mitigate or otherwise address the Data Breach); (ii) use Consultant’s best endeavors to mitigate the effects and to minimize any damage resulting from the Data Breach; and (iii) to the extent permitted by applicable law, reasonably assist and co-operate with Akebia in investigating, resolving and remediating the Data Breach, including providing Akebia with such further information as may be reasonably requested and coordinating with Akebia any public communication, communication to affected individuals, or response to any regulatory or supervisory authority in respect of the Data Breach.

23.	Counterparts.

This Agreement may be executed in more than one counterpart and signature pages may be exchanged by facsimile or email.

[signature page follows]

IN WITNESS, WHEREOF, the Parties have duly executed this Master Consulting Services Agreement as of the Effective Date.

AGREED TO AND ACCEPTED BY:

AKEBIA THERAPEUTICS, INC.		SCOTT A. CANUTE

By:	/s/ John P. Butler	By:	/s/ Scott A Canute

Print Name:	John P. Butler	Date:	6/10/19

Title:	CEO & President	Email:

Date:	June 10, 2019	Telephone: